UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

Triple Crown Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky		40508
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)(859) 226-4678

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hilton Howell, Jr. was elected Chairman of the Board of Directors of Triple Crown Media, Inc. and Robert S. Prather, Jr. was elected Chief Executive Officer of Triple Crown Media, Inc. effective November 28, 2007 At the time of the appointments, Mr. Prather was serving as Chairman of the Board and Mr. Howell was serving as a Director. Messrs. Prather and Howell continue to serve in their capacity as Directors of the Board.

Neither of Messrs. Prather nor Howell received any additional compensation pursuant to any written or oral plan, contract or arrangement, in connection with his appointment, from Triple Crown Media, Inc., other than the compensation such individual was otherwise entitled to receive in his current position as Chairman and/or Director of the Board of Directors of Triple Crown Media, Inc., as reported in Triple Crown Media Inc.’s proxy statement, filed with the Securities and Exchange Commission on October 31, 2007 (the “2007 Proxy Statement”). In addtion, neither of Messrs. Prather nor Howell will receive, or be entitled or eligible to receive, any cash or equity grants or awards made pursuant to any written or oral plan, contract or arrangement (including any incentive bonus arrangements) from Triple Crown Media, Inc., other than such grants or awards such individual was otherwise entitled or eligible to receive in his current position as Chairman and/or director of the Board of Directors, as reported in the 2007 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.

Date: November 30, 2007

	By:	/s/ Mark G. Meikle
Name: Mark G. Meikle
Title: Executive Vice President and
Chief Financial Officer